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                                                                    Exhibit 99.5


                             FOR IMMEDIATE RELEASE

            INTERLIANT EXTENDS ASP LEADERSHIP WITH ACQUISITION OF
                        RESOURCE PARTNER AND SOFT LINK

ASP Becomes Leading Provider of Hosted PeopleSoft Applications

Purchase, N.Y., March 2, 2000 - Interliant, Inc. (NASDAQ: INIT), a leading application service provider (ASP), today announced two strategic acquisitions that establish Interliant as a leading provider of hosted PeopleSoft applications. The acquisitions of reSOURCE PARTNER, Inc. and Soft Link, Inc. mark Interliant's expansion into the Enterprise Resource Planning (ERP) market by extending its ASP portfolio to include hosted PeopleSoft solutions.

     RESOURCE PARTNER is a leading provider of hosting services for outsourced human resources and finance solutions and a certified PeopleSoft partner. Soft Link, Inc. is an international professional services firm that specializes in expert-level implementation and management support to PeopleSoft customers and is a Certified Implementation Partner of PeopleSoft.

     "As our customer base grows, we continue to expand our services to satisfy our clients' increasing need for `total' e-business solutions," said Herb Hribar, CEO of Interliant. "The additions of reSOURCE PARTNER and Soft Link bring in-depth knowledge and understanding of PeopleSoft practices, while enhancing our application hosting offerings. These acquisitions provide us with an even broader set of solutions to meet our clients' e-business requirements, and reinforce our aggressive push to become the industry's preeminent ASP."

     "The established presence that reSOURCE PARTNER and Soft Link hold in the PeopleSoft marketplace provides Interliant with a broad base of customers as well as deep intellectual capital in the ERP space," said Jenny Lawton, senior vice president of Interliant. "Interliant will continue to build upon their customer-centric philosophies of service as we globally expand our customer base in the PeopleSoft market."
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     Columbus, Ohio-based reSOURCE PARTNER, acquired from Borden, Inc., has been delivering fully integrated hosted human resources- and finance-related solutions since 1996. This acquisition expands Interliant's market reach to include RESOURCE PARTNER's blue chip list of customers such as Sterling Commerce and Borden Foods Corp. RESOURCE PARTNER also brings to Interliant premiere support facilities that include a state-of-the-art data center in Columbus, Ohio, that will add to Interliant's extensive network infrastructure. Additionally, reSOURCE PARTNER offers customer support services that are provided through the PeopleSoft Solutions Center, a sophisticated customer care center and a certified PeopleSoft Training Center.

     "We're excited for the people of RESOURCE PARTNER and for the opportunity they'll have as part of a company so focused and well positioned in their area of business," said C. Robert Kidder, chairman and CEO of Borden, Inc. "The companies in our Borden Family look forward to continuing as customers of a stronger ReSOURCE PARTNER."

     "Becoming part of Interliant will help us strengthen our ability to achieve superior customer service levels for our growing client base, as well as assist in meeting and exceeding service-level commitments," said Randy Kautto, president and CEO of RESOURCE PARTNER. "We bring back-office ASP expertise to Interliant around PeopleSoft applications, which allows Interliant to add an additional layer of ASP solutions for their customers. Additionally, our combined capabilities give us the ability to maximize the performance of our clients' systems and provide a full range of ASP solutions while minimizing application installation and implementation time."

     Headquartered in the Twin Cities of Minneapolis and St. Paul, Soft Link brings to Interliant the intellectual capital of more than 150 consultants worldwide. Chiefly known for its in-depth knowledge of ERP systems, including PeopleSoft and Lawson, Soft Link has close to a decade of experience implementing PeopleSoft solutions to some of the largest enterprises in the U.S. Clients have included Honeywell Inc., Dana Corporation and a number of national retailers, educational institutions and governmental agencies. Moreover, Soft Link has been involved in almost every round of release testing for new versions of PeopleSoft for the past several years.

     Additionally, Soft Link is now involved in a team development project for PeopleSoft's e-business product line.

     "By combining our strengths and core competencies with Interliant's extensive range of services, we can offer clients a broader set of resources," said Gretchen Artig-Swomley, president
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     of Soft Link. "When combined with the capabilities of Interliant and
RESOURCE PARTNER, we become one of the premiere ASPs for PeopleSoft hosted products."

     Interliant will retain all Soft Link employees and nearly all RESOURCE PARTNER employees, except for a few remaining with Borden. Kautto will continue as president of reSOURCE PARTNER, which will maintain operations in Columbus. Soft Link operations will continue to be run out of its Minnesota office with Artig-Swomley remaining as president. Kautto and Artig-Swomley will report to Lawton.

     Interliant, Inc. (NASDAQ: INIT) is a leading application service provider
(ASP) and pioneer in the ASP market. Interliant's solutions enable companies of all sizes to capitalize on the latest Web-based technologies and packaged software applications quickly and cost-effectively by relieving them of the burdens associated with building, managing and maintaining the infrastructure required to support mission-critical applications. Interliant's offerings include solutions in the following areas: Web site hosting, messaging and knowledge management, security, e-commerce, customer relationship management, distributed learning, and Web-based rental applications via AppsOnline.com. Interliant is headquartered in Purchase, N.Y. and has formed strategic alliances with leading software, networking and hardware companies including Dell Computer Corporation (NASDAQ: DELL), IBM (NYSE: IBM), Lotus Development Corp., Microsoft (NASDAQ: MSFT), BMC Software (NASDAQ: BMCS), and Network Solutions (NASDAQ:
NSOL). For more information, please visit the Interliant Web site, www.interliant.com.
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Interliant is a registered trademark of Interliant, Inc. All other trademarks are the properties of their respectivcompanies.

This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Actual results and the timing of certain events may differ significantly from the results anticipated or discussed in the forward-looking statements. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties. In addition to this press release, other important factors to consider in evaluating the forward-looking statements include, without limitation, those discussed in the Company's Quarterly Report on Form 10-Q for the quarters ended June 30, 1999 and September 30, 1999, respectively, the Company's Registration Statement on Form S-1 filed on March 15, 1999, as amended, and other filings by the Company with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained herein will in fact be realized and the Company assumes no obligation to update this information.